Exhibit (a)(7)

FORM OF NOTICE OF WITHDRAWAL

NUEVO ENERGY COMPANY

WITHDRAWAL OF PREVIOUSLY TENDERED RESTRICTED STOCK

PURSUANT TO THE JOINT PROXY STATEMENT/PROSPECTUS DATED [            ], 2004

THE WITHDRAWAL RIGHTS WILL EXPIRE AT 5:00 P.M.,

HOUSTON TIME, ON [            ], 2004, UNLESS THE OFFER IS EXTENDED

All terms used in this withdrawal letter (the “Withdrawal Letter”) but not defined herein shall have the meanings ascribed to them in the offer contained in the joint proxy statement/prospectus or the letter of transmittal. This Withdrawal Letter is for use by holders of restricted stock who previously tendered their restricted stock.

Pursuant to the terms and subject to the conditions of the joint proxy statement/prospectus dated [            ], 2004, the letter of transmittal to tender the restricted stock previously submitted to Nuevo Energy Company (“Nuevo”), and this Withdrawal Letter, the holder of restricted stock completing this form hereby withdraws the tender of all restricted stock that he or she previously tendered pursuant to the prospectus and the letter of transmittal.

The holder of restricted stock completing this form understands, acknowledges and agrees that:

•	subject to the terms and conditions of the offer, the holder of restricted stock may withdraw the tender of restricted stock prior to 5:00 p.m., Houston Time, on [ ], 2004;

•	he or she may not rescind any withdrawal, and will not be deemed to properly accept the offer after any valid withdrawal, unless he or she properly re-tenders his or her restricted stock before the expiration of the offer by following the procedures described in the offer;

•	he or she must withdraw from the offer with respect to all of his or her tendered restricted stock, and may not withdraw from the offer with respect to only a portion of his or her tendered restricted stock. All such withdrawn restricted stock will remain outstanding pursuant to their current terms and conditions;

•	neither Nuevo nor any other person is obligated to give notice of any defects or irregularities in any Withdrawal Letter, nor will anyone incur any liability for failure to give any such notice. Nuevo will determine, in its sole discretion, all questions as to the form and validity, including time of receipt, of the Withdrawal Letters. Nuevo’s determination of these matters will be final and binding on all parties;

•	as stated above, this Withdrawal Letter may not be rescinded; and

•	he or she agrees to all of the terms and conditions of the offer and this Withdrawal Letter.

This Withdrawal Letter must specify the name of the holder of restricted stock who is withdrawing from the offer and must be signed by the holder of restricted stock who submitted the letter of transmittal to tender the restricted stock.

Important: To validly withdraw from the offer, Nuevo must receive, at the address set forth below, the signature page to this Withdrawal Letter, or a facsimile thereof to the number set forth below, properly completed and signed by the holder of restricted stock, while he or she still has the right to withdraw from the offer.

Nuevo Energy Company

1021 Main Street, Suite 2100

Houston, Texas 77002

Attention: Bob Marlatt

(713) 374-4979 (telephone)

(713) 374-4897 (facsimile)

The method by which the holder of restricted stock delivers any required document is at the holder of restricted stock’s option and risk, and the delivery will be deemed made only when actually received by Nuevo. If the holder of restricted stock elects to deliver the holder of restricted stock’s documents by mail, Nuevo recommends using registered mail with return receipt requested. In all cases, the holder of restricted stock should allow sufficient time to ensure timely delivery prior to the expiration date.

ELECTION TO WITHDRAW TENDERED RESTRICTED STOCK

All restricted stock previously tendered by the holder of restricted stock is hereby withdrawn from the offer.

Name:

I have read and agree with the understandings and acknowledgments set forth on pages 1-3 of this Withdrawal Letter.

                                                                              Date:                                                      , 2004

Signature of Holder

This Withdrawal Letter must be signed by the holder of restricted stock. Nuevo will not accept any alternative, conditional or contingent elections.

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